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                                                                  EXHIBIT 10.28

                                SECOND AMENDMENT
                                       TO
                   AGREEMENT OR THE SALE AND PURCHASE OF COKE

This Second Amendment to the Agreement for the Sale and Purchase of Coke (the 'Second Amendment') is entered into this ___ day of June 1995, between Geneva Steel Company, a Utah corporation ('Buyer') and Mitsubishi International Corporation, a New York corporation ('Seller').

                                    Recitals:

A. On or about 9th November, 1993, Buyer and Seller entered into a certain Agreement for Sale and Purchase of Coke effective 12th January, 1993, as amended 28th December, 1993 (the 'Agreement'), wherein Seller agreed to sell and Buyer agreed to purchase certain Coke.

B.  Buyer and Seller desire to further amend the Agreement as set forth herein.

                                Second Amendment:

NOW, THEREFORE, in consideration of the premises, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Definitions. Except as otherwise expressly indicated herein the capitalized terms used in this Second Amendment, including the Recitals hereto, shall have the same meanings ascribed to such terms in this Agreement.

2. Price. The reference to Section 3.6 in Section 2.1 of the Agreement is hereby changed to refer to 'Section 3.5' of the Agreement.

3. Quantity. The last sentence of Section 6.1.1 of the Agreement is hereby amended by appending the following language to the end of such sentence;

         provided, however, notwithstanding the foregoing, that with respect to the Third Contract Year, Buyer shall only purchase three (3) shipments as follows:

         (i) First shipment to be effected, at a price equal to US$_______ per MT ex-ship at the Destination Port, in June 1995 per M/V 'Neo Cymbidium' which vessel will load a cargo of approximately ______ MT of coke as an exception to the required approximately ______ MT per Panamax ocean vessel; and

         (ii) Second shipment to be affected at the Purchase Price for the Third Contract Year in the second quarter (April to June ) of 1996; and
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         (iii) Third shipment to be effected at the Purchase Price for the Third
         Contract Year in the third quarter (July to September) of 1996.

4. Benefit. This Second Amendment is for the sole benefit of the parties hereto and shall not be for the benefit of or enforceable by any other person or entity.

5. Ratification. Except as specifically amended by this Second Amendment, Seller and Buyer hereby ratify and reaffirm the terms, warranties and conditions set forth in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed effective as of the date first above written.

'Buyer'

GENEVA STEEL COMPANY, a Utah corporation

by:  /s/ Keith Hanks
     -----------------------------------





'Seller'

MITSUBISHI INTERNATIONAL CORPORATION,
   a New York corporation

by:  /s/ Hiroshi Matsumoto
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